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U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2002

Acrodyne Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission file number
 0-24886

Delaware (State or other jurisdiction of incorporation or organization)	11-3067564 (I.R.S. Employer Identification No.)
10706 Beaver Dam Road Cockeysville, MD (Address of principal executive offices)	21030 (Zip Code)

Issuer's telephone number: 888-881-4444

516 Township Line Road Blue Bell, PA 19422
(Former name or former address, if changed from last report)

Item 5.    Other Events.

        Sinclair Broadcast Group, Inc. ("Sinclair"), the largest shareholder of Acrodyne Communications, Inc. ("Acrodyne") have entered into an agreement in principle pursuant to which Acrodyne and Sinclair will restructure the relationship between them pursuant to a Plan of Recapitalization. Currently, Sinclair:

  1.
  owns 3,063,221 shares of Acrodyne Common Stock, representing approximately 38.03% of the issued and outstanding shares of Acrodyne's Common Stock;

  2.
  owns 8,644,225 warrants (the "Warrants"), issued pursuant to a Subscription Agreement, dated November 23, 1998, to purchase the same number of shares of Acrodyne's Common Stock at exercise prices between $3.00 and $6.00 per share (these Warrants expire on January 26, 2006);

  3.
  has loaned Acrodyne approximately $7.1 million (the "Loans") that are due upon demand and that have accrued and unpaid interest thereon of approximately $640,000.00;

  4.
  as an accommodation to Acrodyne, became the primary tenant and leasee of Acrodyne's manufacturing facility in Oaks, Pennsylvania, and in turn, subleased this facility to Acrodyne (the "Sublease"); and

  5.
  has developed a transmitter technology it licenses to Acrodyne under a license agreement (the "License Agreement") that permits Acrodyne to manufacture its Quantum Transmitter line, which replaced Acrodyne's discontinued Legacy Transmitter line in 2001.

        Under the Plan of Recapitalization, Sinclair will, in exchange for the issuance of an additional 20,350,000 shares of Acrodyne Common Stock:

  (a)
  forgive all indebtedness, receivables, and accrued and unpaid interest under the Loans, which totaled approximately $8,977,702.00 as of October 14, 2002 (the actual amount forgiven will be based on the balances owed on the effective date of the Plan of Recapitalization);

  (b)
  assign all intellectual property rights relating to the License Agreement and terminate and waive any current or future claims in any manner related thereto;

  (c)
  terminate the Warrants and relinquish all rights to acquire shares of Acrodyne's Common Stock thereunder;

  (d)
  invest an additional $1,000,000.00 cash; and

  (e)
  amend the Guaranty and Lease Compensation Agreement, dated September 16, 1999, between Acrodyne and Sinclair to provide that the payments due Sinclair thereunder on November 19, 2002, 2003, 2004, and 2005 shall be paid in cash (rather than in Acrodyne Common Stock), and thereafter can, at Acrodyne's option, be paid in either cash or Acrodyne Common Stock.

        The Plan of Recapitalization has been approved by Acrodyne's Board of Directors who have submitted the matter to Acrodyne's stockholders. The Plan of Recapitalization is subject to the approval of Acrodyne's stockholders, which vote will take place at Acrodyne's Annual Meeting scheduled for December 13, 2002. If the Plan of Recapitalization is approved by Acrodyne's stockholders (and closes as contemplated), Sinclair will thereafter own approximately 82.43% of the issued and outstanding Common Stock of Acrodyne.

SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrodyne Communications, Inc. (Registrant)
Date: November 27, 2002	/s/ NATHANIEL OSTROFF Nathaniel Ostroff President and CEO

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  Item 5. Other Events.
SIGNATURES